UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 29, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2026, the Board of Directors (the “Board”) of Borealis Foods Inc. (the “Company”) appointed Mr. Amin Ajami to serve as a director of the Company, effective immediately, to fill a vacancy on the Board resulting from the resignation of Mr. Kanat Mynzhanov in February 2025. Mr. Ajami will serve until the Company’s next annual meeting of shareholders or until his successor is duly elected or appointed.

In connection with his appointment, the Board has determined that Mr. Ajami satisfies the independence requirements of the applicable Nasdaq Stock Market listing rules and the rules and regulations of the U.S. Securities and Exchange Commission. The Board has also appointed Mr. Ajami to serve as member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board, effective immediately.

There are no arrangements or understandings between Mr. Ajami and any other person pursuant to which he was selected as a director. Mr. Ajami does not have direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no family relationships between Mr. Ajami and any director or executive officer of the Company that would require disclosure pursuant to Item 401(d) of Regulation S-K.

Information regarding any compensatory arrangements, if any, between Mr. Ajami and the Company, will be disclosed in a subsequent filing in accordance with applicable SEC rules.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of January, 2026.

BOREALIS FOODS INC.

	By	/s/ Pouneh V. Rahimi
Date: January 29, 2026		Pouneh V. Rahimi
Chief Legal Officer

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